                                                                  EXHIBIT 4-B(b)

                           COLGATE-PALMOLIVE COMPANY

                        EMPLOYEE STOCK OWNERSHIP TRUST
                        ------------------------------

                    (Between Colgate-Palmolive Company and
                       LaSalle National Bank as Trustee)

                         Effective as of June 1, 1989,
                                  as amended

                               TABLE OF CONTENTS
                               -----------------

                                                                                                  Page
                                                                                                  ----
Recitals       .................................................................................     1

                                               ARTICLE I
                                               ---------
                                        ESTABLISHMENT OF TRUST
                                        ----------------------

Section 1.     Name.............................................................................     2
Section 2.     Trust Fund.......................................................................     2
Section 3.     Entire Understanding.............................................................     2
Section 4.     Administration of Plan...........................................................     2

                                               ARTICLE II
                                               ----------
                                      CONTRIBUTIONS TO TRUST FUND
                                      ---------------------------

Section 1.     Company Contributions............................................................     2
Section 2.     No Employee Contributions........................................................     2

                                              ARTICLE III
                                              -----------
                                       PAYMENTS FROM TRUST FUND
                                       ------------------------

Section 1.     Instructions from Committee......................................................     2
Section 2.     Trustee's Compensation and Expenses..............................................     3
Section 3.     Incapacitated Persons............................................................     3

                                              ARTICLE IV
                                              ----------
                                           POWERS OF TRUSTEE
                                           -----------------

Section 1.     Investment of Trust Fund.........................................................     3
               (a)  Investment in Series B Convertible Preference Stock.........................     3
               (b)  Other Investments...........................................................     4
                    (i)    Investment of Property...............................................     4
                    (ii)   Holding of Cash......................................................     4
                    (iii)  Interest-Bearing Accounts............................................     4
                    (iv)   Evidences of Ownership...............................................     4
                    (v)    Voting and Other Rights Relating to Securities Other Than Company
                           Stock................................................................     4
                    (vi)   Leasing of Property..................................................     5
                    (vii)  Borrowing............................................................     5
                    (viii) Sales of Property....................................................     5
                    (ix)   Common Trust Funds...................................................     5
                    (x)    Determination of Fair Market Value; Conversion of Preferred Stock....     5
Section 2.     Management of Trust Fund.........................................................     6
               (a)  Employment of Agents........................................................     6
               (b)  Resolution of Claims........................................................     6

               (c)  Mortgages......................................................................  6
               (d)  Taxes Relating to Trust Fund...................................................  6
               (e)  Transactions with Other Trustees...............................................  6
Section 3.     Independent Status of Trustee.......................................................  7
Section 4.     Exercise of Prudence................................................................  7
Section 5.     Funding and Investment Policy.......................................................  7
Section 6.     Voting Rights to Company Stock......................................................  7
Section 7.     Tender and Exchange Offers for Company Stock........................................  8

                                   ARTICLE V
                                   ---------
                              INVESTMENT MANAGERS
                              -------------------

Section 1.     Appointment by Company..............................................................  9
Section 2.     Notice to Trustee...................................................................  9
Section 3.     Relationship Vis-A-Vis Trustee......................................................  9
               (a)  No Liability for Losses........................................................  9
               (b)  Communications to Trustee......................................................  9
               (c)  Compliance with Instructions...................................................  9
               (d)  Absence of Instructions........................................................  9
               (e)  Rights with Respect to Securities..............................................  9
               (f)  Common Trust Fund of Investment Manager........................................ 10
Section 4.     Fiduciary Responsibility............................................................ 10
Section 5.     Investment Authority................................................................ 10

                                  ARTICLE VI
                                  ----------
                              ACCOUNTS OF TRUSTEE
                              -------------------

Section 1.     Maintenance of Records.............................................................. 11
Section 2.     Individual Accounts................................................................. 11
Section 3.     Annual Accounts..................................................................... 11
Section 4.     Manner of Approval.................................................................. 11
Section 5.     Release and Discharge of Trustee.................................................... 11

                                  ARTICLE VII
                                  -----------
                              AMENDMENTS TO TRUST
                              -------------------

Section 1.     Right of Company.................................................................... 12

                                 ARTICLE VIII
                                 ------------
                             TERMINATION OF TRUST
                             --------------------

Section 1.     Written Notice...................................................................... 12
Section 2.     Application of Trust Fund upon Termination of Program............................... 12

                                  ARTICLE IX
                                  ----------
                            SUCCESSION OF TRUSTEES
                            ----------------------

Section 1.     Removal by Company.................................................................. 13

Section 2.     Resignation of Trustee................................................................ 13
Section 3.     Appointment of Successor Trustee...................................................... 13
Section 4.     Transfer of Assets to Successor Trustee............................................... 13
Section 5.     Reorganization of Trustee............................................................. 13

                                                  ARTICLE X
                                                  ---------
                 GENERAL ADMINISTRATIVE POWERS OF THE COMPANY, THE TRUSTEE AND THE COMMITTEE
                 ---------------------------------------------------------------------------

Section 1.     Reliance upon Committee............................................................... 14
Section 2.     Reliance upon Company................................................................. 14
Section 3.     Reliance upon Counsel................................................................. 14
Section 4.     No Implied Powers or Obligations...................................................... 14
Section 5.     Parties to Court Proceedings.......................................................... 14
Section 6.     Notices............................................................................... 15

                                                 ARTICLE XI
                                                 ----------
                                                MISCELLANEOUS
                                                -------------

Section 1.     Third Parties......................................................................... 15
Section 2.     Reorganization of Company............................................................. 16
Section 3.     Prohibition Against Assignment........................................................ 16
Section 4.     Governing Law......................................................................... 16
Section 5.     Severability of Provisions............................................................ 16
Section 6.     Headings, Definitions and Incorporation of Program.................................... 16
Section 7.     Co-Trustees........................................................................... 16
               (a)  Joint Management................................................................. 16
               (b)  Fiduciary Status................................................................. 17
               (c)  Majority Action.................................................................. 17
               (d)  Signatures....................................................................... 17
Section 8.     Exclusive Benefit Rule................................................................ 17
               (a)  Contributions Conditional upon Tax Deductibility................................. 17
               (b)  Detrimental Tax Effect or Contributions by Mistake............................... 17
               (c)  Repayments....................................................................... 18

EXECUTION............................................................................................ 19

                           COLGATE-PALMOLIVE COMPANY
                        EMPLOYEE STOCK OWNERSHIP TRUST
                        ------------------------------

     This Agreement is entered into as of the 1st day of June, 1989, by and between Colgate-Palmolive Company, a Delaware corporation, with principal offices at 300 Park Avenue, New York, NY 10022 (the "Company"), and LaSalle National Bank, a national banking association, with principal offices at 135 South LaSalle Street, Chicago, Illinois 60690 (the "Trustee") not in its individual or corporate capacity, but solely in its capacity as trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust, which implements and forms a part of the Colgate-Palmolive Company Employees Savings and Investment Plan (the "Plan").

                           WITNESSETH, That Whereas:

     (A) The Company maintains the Colgate-Palmolive Company Employees Savings and Investment Plan for the benefit of certain eligible employees of the Company and certain of its subsidiaries, the terms of which are expressly incorporated herein;

     (B) The Plan is intended to comply with the terms of the Internal Revenue Code of 1986, as amended ("Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); a portion of the Plan specifically is intended to qualify as a cash or deferred arrangement under Code Section 401(k) and a portion of the Plan (the "ESOP") specifically is intended to qualify as an employee stock ownership plan under Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975(e)(7) of the Code;

     (C) The Plan provides for a trustee to receive and hold contributions under the ESOP;

     (D)  The Company desires by the execution and delivery of this Agreement
(i) to provide for the receipt, investment and administration of assets of, contributions to and earnings thereon, the ESOP; and (ii) to have the trust constitute a part of the Plan and a trust meeting the requirements of Code Sections 401(a) and 501(a);

     (E) It is a principal purpose of the ESOP to invest primarily in shares of Preferred stock and other Company Stock qualifying as "employer securities" within the meaning of Code Section 409(1) and "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA;

     NOW THEREFORE, in consideration of these premises and of the mutual covenants herein contained, the Company and the Trustee agree as follows:

                                   ARTICLE I
                                   ---------

                            ESTABLISHMENT OF TRUST
                            ----------------------

     Section 1.  Name. Pursuant to and in order to carry out the purposes of
     ----------------
the ESOP portion of the Plan, the Company hereby establishes a trust to be known as the "Colgate-Palmolive Company Employee Stock Ownership Trust."

     Section 2.  Trust Fund.  The Trust Fund shall consist of Company Stock held
     ----------------------
in Fund D of the Colgate-Palmolive Employees Savings and Investment Plan, representing Company Contributions received by the Trustee and the earnings and increments thereon, less disbursements therefrom.

     Section 3.  Entire Understanding.  The rights, powers, titles, duties,
     --------------------------------
discretions and immunities of the Trustee shall be governed solely by this Agreement, the Plan, the engagement letter between the Trustee and the Company dated June 5, 1989 and applicable provisions of law. The Trustee shall have no obligations with respect to administration of the Plan.

     Section 4.  Administration of Plan.  The Plan is to be administered by the
     ----------------------------------
Employee Relations Committee of the Company or other administrative committee provided for in the Plan ("Committee").

                                  ARTICLE II
                                  ----------

                          CONTRIBUTIONS TO TRUST FUND
                          ---------------------------

     Section 1.  Company Contributions.  The Company shall from time to time
     ---------------------------------
make, or cause to be made, contributions to the Trust Fund, which shall be held by the Trustee for the exclusive benefit of the employees and their beneficiaries covered by the Plan. The Trustee shall be accountable for all such contributions and investments thereof, pursuant to the provisions of the Plan and this Agreement, but the Trustee shall have no duty to collect such contributions from the Company or to determine that the amounts thereof comply with the provisions of the Plan.

     Section 2.  No Employee Contributions.  Employees may not make
     -------------------------------------
contributions to their accounts under the ESOP portion of the Plan.

                                  ARTICLE III
                                  -----------

                           PAYMENTS FROM TRUST FUND
                           ------------------------

     Section 1.  Instructions from Committee.  All payments from the Trust Fund
     ---------------------------------------
shall be made by the Trustee only to such persons in such manner, at such times, and in such amounts, as the Committee shall from time to time direct in writing in accordance with provisions of the Plan. As to each such direction, the Committee shall be deemed to warrant that such direction does not violate the terms of the Plan and the Trustee shall be fully protected in making payments in accordance with such directions without ascertaining whether such payments are in compliance with the terms of the Plan and without responsibility to see to their application.

     Section 2.  Trustee's Compensation and Expenses.  The Trustee shall be
     -----------------------------------------------
reimbursed for all of its reasonable costs and expenses, and shall be paid such reasonable compensation, in each case as may be agreed upon from time to time by the Company and the Trustee; provided, however, that the Trustee may offset fees, costs, expenses and compensation against Trust assets to the extent that such fees, costs or expenses are not paid by the Company and are payable in accordance with the terms of the engagement letter between the Company and the Trustee dated June 5, 1989.

     Section 3.  Incapacitated Persons.  In case any payment becomes payable to
     ---------------------------------
a person under legal disability, or to a person not adjudicated incompetent but who by reason of illness or mental or physical disability is, in the opinion of the Committee, unable properly to administer such amounts, the payment may be made by the Trustee for the benefit of such person in such of the following ways as the Committee shall direct in writing: (a) to such person; (b) to the legal representative of such person; (c) to such person's spouse; or (d) to some relative of such person by blood or marriage.

                                  ARTICLE IV
                                  ----------

                               POWERS OF TRUSTEE
                               -----------------

     Section 1.  Investment of Trust Fund.  The Trustee shall have exclusive
     ------------------------------------
authority and discretion to hold, manage, care for and protect the Trust Fund and shall have the following discretions and powers in addition to those conferred by law, but only insofar as such discretions and powers are consistent with the provisions of the Code and of ERISA.

     (a)  Investment in Series B Convertible Preference Stock.  Notwithstanding
          ---------------------------------------------------
anything in this Agreement to the contrary, the Trust Fund shall be invested and reinvested primarily in Series B Convertible Preference Stock of Colgate-Palmolive Company ("Preferred Stock") and/or Common Stock of Colgate-Palmolive Company as provided in the Plan. All Company Contributions, together with any income or other increment thereon or on Company Stock, shall be invested by the Trustee in Company Stock as provided in the Plan. Company Stock purchased with the proceeds of an Acquisition Loan shall be held in and released from a Suspense Account as provided in the Plan. The purpose of the ESOP portion of the Plan is to invest primarily in and hold Company Stock for the benefit of Participants. At the direction of the Pension Fund Committee of the Company or an Investment Manager appointed pursuant to Article V, in furtherance thereof the Trustee shall borrow from any lender (including a "party-in-interest" as defined in Section 3(14) of ERISA) to finance the acquisition of Company Stock and shall purchase and continue to hold Company Stock for the benefit of Participants pursuant to the provisions of the Plan; subject, however, to the requirements of the Code and ERISA. As directed by the Pension Fund Committee of the Company or an Investment Manager appointed pursuant to Article V, the Trustee shall refinance or extend the terms of any loan used to acquire Company Stock and, in connection with any such refinancing or extension of the terms thereof, may either repay any such loan or allow such loan to be repaid with subsequent loans from other lenders, which may include the Company, and shall have the power to enter into any agreements necessary to effectuate any refinancing or the extension of the terms thereof. The Trustee shall hold Company Stock for the benefit of Participants until otherwise directed by the Committee pursuant to the provisions of the Plan; provided, however, the Trustee, in accordance with the terms of the Plan, shall determine if, and when, Preferred Stock shall be converted into Common Stock. Except to the extent that its duties have been transferred to one or more Investment Managers pursuant to Article V, the Trustee also may invest and reinvest any portion of the Trust Fund that is not invested in Preferred Stock (or other Company Stock) in accordance with paragraph (b) below.

     (b)  Other Investments.  Provided that the Trust Fund shall be primarily
          -----------------
invested in Preferred Stock (or other Company Stock), and except as otherwise provided above in this Section, the Trustee shall have the following discretions and powers:

          (i)    Investment of Property.  To invest and reinvest the Trust Fund
                 ----------------------
     without distinction between principal and income in stocks (common and/or preferred), mortgages, notes, bonds or other evidences of indebtedness, certificates of deposit, commercial paper, repurchase agreements, demand notes, treasury bills, treasury notes, insurance contracts (including but not limited to individual contracts), or other property of any kind, real or personal, suitable for the investment of trust funds under ERISA;

          (ii)   Holding of Cash.  To hold cash uninvested for a reasonable
                 ---------------
     period of time, or on deposit with any bank (including the banking department of the institution serving as Trustee), savings and loan association or trust company, in such amount as the Trustee shall deem proper;

          (iii)  Interest-Bearing Accounts.  To invest all or part of the Trust
                 -------------------------
     Fund in interest-bearing deposits with the Trustee in its banking capacity, or with a bank or similar financial institution, notwithstanding the fact that such bank or other institution is a fiduciary with respect to the Plan as defined in ERISA, including but not limited to investments in time deposits, savings deposits or time accounts which bear a reasonable interest rate;

          (iv)   Evidences of Ownership.  To cause any securities or other
                 ----------------------
     property, real or personal, belonging to the Trust Fund to be held or registered in the Trustee's name or in the name of a nominee or in such other form as the Trustee deems best without disclosing the trust relationship;

          (v)    Voting and Other Rights Relating to Securities Other Than
                 ---------------------------------------------------------
     Company Stock.  To vote, either in person or by general or limited proxy,
     -------------
     or refrain from voting, any corporate securities for any purpose; to exercise or sell any subscription or conversion rights; to consent to or join in any voting trusts, reorganizations, consolidations, mergers, foreclosures and liquidations, and in connection therewith, to deposit securities with or under the direction of any protective committee; and to accept and hold any securities or other property received through the exercise of any of the foregoing powers; provided, however, that voting rights with respect to Company Stock shall be exercised by the Trustee in accordance with Section 6 below, and the Trustee shall respond to tender and exchange offers, requests and invitations in accordance with Section 7 below;

          (vi)   Leasing of Property.  To lease property in the Trust Fund for
                 -------------------
     any period of time;

          (vii)  Borrowing.  Except as otherwise provided in Section 1(a) of
                 ---------
     this Article IV to borrow money, to extend or renew any existing indebtedness or to refinance any existing indebtedness with other lenders, including the Company, and to mortgage or pledge any property in the Trust Fund for the repayment of such obligation, and no mortgagee shall be obliged to see to the application of any mortgage money; provided, however, that actions taken under this paragraph (vii) must follow prior written notice to the Company and prior written instructions from the Company, the Pension Fund Committee of the Company or an Investment Manager appointed pursuant to Article V;

          (viii) Sales of Property.  Except as provided in Section 7 of this
                 -----------------
     Article IV, to sell at public or private sale and convey any or all of the Trust Fund and any reinvestments thereof from time to time for such price and upon such terms as the Trustee sees fit, and no purchaser shall be obliged to see to the application of any purchase money;

          (ix)   Common Trust Funds.  Subject to authorization by the Company,
                 ------------------
     to invest and reinvest the Trust Fund through the medium of any common, collective or commingled trust fund maintained by the Trustee or otherwise, which trust fund is qualified under the provisions of Code Section 401(a) and exempt under the provision of Code Section 501(a), or which meets the requirements of Code Section 584, and to withdraw from any such common, collective or commingled trust fund from time to time in whole or in part; provided that any portion of the Trust Fund invested in any such common, collective or commingled trust fund is and shall be subject to all of the provisions of the Declaration of Trust under which any such common, collective or commingled trust fund shall be maintained, and that for the period of any such collective investment of the Trust Fund, such Declaration of Trust shall constitute a part of this Agreement; and

          (x)    Determination of Fair Market Value; Conversion of Preferred
                 -----------------------------------------------------------
     Stock. To determine, for all purposes of the Plan, the market value of any
     -----
     securities or other property held by the Trustee, and, where any securities or other property are determined by the Trustee not to be marketable, to determine their value in accordance with sound practice and standards for evaluating such property; subject, however, in the case of any Company Stock that is not readily tradeable on an established securities market (including Preferred Stock), to a valuation of such Company Stock rendered by an independent appraiser, selected by the Trustee, as provided in the Plan; and further provided, in the case of Preferred Stock, the Trustee shall exercise any conversion privilege with respect to Preferred Stock only after due consideration of the investment policy of the ESOP, including, without limitation, the right to cause the Company to redeem Preferred Stock allocated to a Participant's Account upon the Participant's termination of employment with the Company or as otherwise provided under the Plan, the dividends and the preferential rights of the Preferred Stock, the prospect of the future release and allocation of Preferred Stock to Participants on account of the use of dividends paid on the Preferred Stock to amortize a loan incurred by the Trustee to purchase such Preferred Stock, and the best interests of Participants and their beneficiaries.

     Section 2.  Management of Trust Fund.  The Trustee shall have the following
     ------------------------------------
management powers:

     (a)  Employment of Agents.  To employ and to delegate any powers granted
          --------------------
hereunder to agents, attorneys and employees;

     (b)  Resolution of Claims.  To settle, compromise, contest, prosecute,
          --------------------
abandon or submit to arbitration, any claims, debts or damages in favor of or against the Trust Fund in or by suits, legal proceedings or other means;

     (c)  Mortgages.  To renew or extend or participate in the renewal or
          ---------
extension of any mortgage, upon such terms as the Trustee may deem advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that the Trustee may deem advisable for the protection or preservation of the Trust Fund; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as the Trustee may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceedings at law or in equity any rights or remedies in respect of any such mortgage or guarantee; provided, however, that all such powers with respect to mortgages and guarantees pertaining to Company Stock shall be exercised only in accordance with written direction from the Committee;

     (d)  Taxes Relating to Trust Fund.  To pay out of the Trust Fund all real
          ----------------------------
and personal property taxes, income taxes, transfer taxes and other taxes of any and all kinds, including any interest or penalties, levied or assessed under existing or future laws upon or in respect of the Trust Fund or any money, property or securities forming a part thereof; provided, however, that if the Company shall advise the Trustee in writing that in the opinion of counsel to the Company any such taxes or additions to taxes are not lawfully assessed, the Trustee, if requested by the Company, shall contest or join with the Company in contesting the validity or amount of such taxes or additions in any manner deemed appropriate by the Company or its counsel, or the Company itself may contest the validity or amount of any such taxes or additions. Any expense incurred by the Company or the Trustee in contesting the validity of such taxes or additions shall be chargeable against and deductible from the Trust Fund to the extent not otherwise paid by the Company; and

     (e)  Transactions with Other Trustees.  To promptly transfer and make
          --------------------------------
payments of Trust Fund assets to such other trustee or trustees as shall be directed in writing by the Company or the

Committee and/or to receive assets from other trustees appointed under the Plan or any other plan of the Company as directed in writing by the Company or the Committee.

     Section 3.  Independent Status of Trustee.  The Trustee shall be deemed an
     -----------------------------------------
independent entity that shall not be:

     (a) directly or indirectly controlling or controlled by the Company or any of its affiliates or under common control with the Company or any of its affiliates; or

     (b) under any authority or power of the Company to direct the time and price at which securities may be purchased, the amount of securities to be purchased, or the selection of the broker or dealer through or from whom the purchases are made.

     Section 4.  Exercise of Prudence.  In exercising the powers hereinbefore
     --------------------------------
granted to the Trustee, the Trustee shall perform all acts within its authority for the exclusive purpose of providing benefits for Participants and their beneficiaries, shall perform such acts with the care, skill, prudence and diligence in the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and shall perform such acts in accordance with the requirements of Section 404 of ERISA. Subject to the terms of the preceding sentence, and except for investments in Company Stock, the Trustee shall diversify the investments of the Trust Fund so as to minimize the risk of large losses. Except to the extent permitted under Sections 407 and 408 of ERISA, the Trustee shall not invest any portion of the Trust Fund in stocks, bonds, notes, debentures or other obligations issued by the Company or any subsidiary or corporation or entity affiliated with the Company, nor purchase or lease any property from or sell or lease any property to the Company or any subsidiary or affiliate of the Company. Unless the Secretary of Labor of the United States allows otherwise in accordance with Section 408(a) of ERISA, the Trustee shall not engage in any transaction if it knows or should know that such transaction constitutes a direct or indirect transaction prohibited under
Section 406 of ERISA to which no statutory exemption applies.

     Section 5.  Funding and Investment Policy.  The Plan is designed to invest
     -----------------------------------------
primarily in Preferred Stock and other Company Stock; provided, however, that the Committee shall determine the investment objectives and guidelines with respect to alternative investments of the Trust Fund, taking into consideration all relevant factors including the liquidity requirements for the administration of the Plan. It shall be the duty of the Company to furnish the Trustee with such records, data and information as the Trustee may from time to time reasonably request in carrying out such funding policy and the determinations of the Committee with respect to investment objectives and guidelines.

     Section 6.  Voting Rights to Company Stock.  Voting rights with respect to
     ------------------------------------------
Company Stock held by the Trustee for Participants as to which the Trustee receives written instructions from such Participants shall (a) be voted by the Trustee as directed by the Participants, or (b) not be voted if so directed by any Participant. At the time of the mailing to stockholders of the notice of any stockholders' meeting of the Company, the Company, in conjunction with the Trustee, shall use its reasonable best efforts to cause to be delivered to each such Participant such notices and informational statements as are furnished to the Company's stockholders in respect of the exercise of voting rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to the voting of shares of each class or series of Company Stock allocated to his Account. Upon timely receipt of directions, the Trustee shall vote each class or series of the Company Stock (with voting rights) allocated to a Participant's Account on each matter as directed by the Participant. The Trustee shall vote or not vote all Company Stock of each class or series (with voting rights) that is not allocated to a Participant's Account (e.g., shares held in the Suspense Account) and all Company Stock of each class or series (with voting rights) allocated to a Participant's Account which is not voted by the Participant, because the Participant has not directed (or not timely directed) the Trustee as to the manner in which such Company Stock is to be voted, in the same proportion as those shares of the same class or series of Company Stock for which the Trustee has received proper direction on such matter. Notwithstanding the above or any provision of the Plan to the contrary, shares of Preferred Stock shall be voted by the Trustee separately (in accordance with the procedures and rules above, applied separately to Preferred Stock) as a series with respect to any alteration, amendment or repeal of any provision of the Articles of Incorporation of the Company, as amended, or the Certificate of Designations of Series B Convertible Preference Stock of the Company, if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the Preferred Stock, all as provided in such Certificate of Designations. All such voting rights instructions and directions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Company or any affiliated company.

     Section 7.  Tender and Exchange Offers for Company Stock.  Notwithstanding
     --------------------------------------------------------
any provisions of the Plan or this Agreement, if there is a tender or exchange offer for, or a request or invitation for tenders or exchange of, shares of a class of Company Stock or other securities of the Company (or any affiliated company) held by the Trustee for Participants or Beneficiaries, the Committee
(a) shall furnish to the Trustee, who shall then furnish to each Participant, prompt notice of any such tender or exchange offer for, or request or invitation for tenders or exchange of, such shares of Company Stock or other securities of the Company (or an affiliated company) and (b) the Trustee shall request from each Participant instructions as to the tendering or exchange of each class or series of such shares of Company Stock or other securities of the Company (or an affiliated company) allocated to the Participant's Account. The Trustee shall tender or exchange only such shares of each class or series of Company Stock or other securities of the Company (or an affiliated company) for which the Trustee has received (within the time specified in the notification) tender instructions. With respect to shares of the class of Company Stock or other securities of the Company (or an affiliated company) which are held in the Suspense Account or otherwise not allocated to a Participant's Account, the Trustee shall tender or exchange such shares of Company Stock or other securities of the Company (or an affiliated company) in the same proportion as the number of such shares of Company Stock or other securities of the Company (or an affiliated company) for which instructions to tender or exchange are received bears to the total number of such shares of Company Stock or other securities of the Company (or an affiliated company) for which instructions from Participants could have been received. The Trustee shall not tender or exchange all other shares of Company Stock or other securities of the Company (or an affiliated company). All such tender instructions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Company, any affiliated company or any person making the offer.

                                   ARTICLE V
                                   ---------

                              INVESTMENT MANAGERS
                              -------------------

     Section 1.  Appointment by Company.  The Trustee shall be a named
     ----------------------------------
fiduciary (within the meaning of Section 402(a)(2) of ERISA) for investment, management, custody and control of the Trust Fund except to the extent that the Company or the Pension Fund Committee of the Company has appointed an Investment Manager pursuant to this Article. As used herein, "Investment Manager" means a fiduciary that has fully complied with the provisions of Section 3(38) of ERISA and has provided the Trustee with a written acknowledgment that it has done so and is a fiduciary with respect to the Trust Fund.

     Section 2.  Notice to Trustee.  The Company or the Pension Fund Committee
     -----------------------------
of the Company may, by reasonable advance written notice to the Trustee, transfer to one or more Investment Managers the authority and duty to direct the investment and management and/or have custody and control of all or part of the assets and liabilities of the Trust Fund. Each such notice shall include the name and specimen signature of each such Investment Manager. Any such transfer of the Trustee's authority to an Investment Manager may be revoked in whole or in part by the Company or the Pension Fund Committee of the Company, by delivery to the Trustee of reasonable advance written notice to that effect, whereupon such authority shall be restored to the Trustee unless a successor Investment Manager shall have been appointed by the Company or the Pension Fund Committee of the Company.

     Section 3.  Relationship Vis-A-Vis Trustee.  During such period or periods
     ------------------------------------------
of time, if any, as an Investment Manager is authorized to direct the investment and management of all or part of the Trust Fund which remains in the custody of the Trustee:

     (a)  No Liability for Losses.  The Trustee shall not be liable or
          -----------------------
responsible in any way for any losses or other unfavorable results arising from the Trustee's compliance with investment or management directions received by the Trustee from the Investment Manager;

     (b)  Communications to Trustee.  All directions concerning investments made
          -------------------------
by an Investment Manager shall be signed by such person or persons, acting on behalf of the Investment Manager, as may be duly authorized in writing; provided, however, that the transmission to the Trustee of such directions by photostatic teletransmission with duplicate or facsimile signature or signatures shall be considered a delivery in writing of the aforesaid directions until the Trustee is notified in writing that the use of such devices with duplicate or facsimile signatures is no longer authorized;

     (c)  Compliance with Instructions.  The Trustee shall, as promptly as
          ----------------------------
possible, comply with any written directions given by an Investment Manager hereunder and shall be entitled to presume that any directions so given are fully authorized;

     (d)  Absence of Instructions.  The Trustee shall not be liable for its
          -----------------------
failure to invest any or all of the Trust Fund in the absence of such written directions;

     (e)  Rights with Respect to Securities.  The Trustee shall have no
          ---------------------------------
obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities purchases, of which notice was given prior to the purchase of such securities, and shall have no obligation to exercise any such right unless the Trustee is informed of the existence of the right and is instructed to exercise such right, in writing, by the Investment Manager within a reasonable time prior to the expiration of such right; and

     (f)  Common Trust Fund of Investment Manager.  The Investment Manager is
          ---------------------------------------
permitted to instruct the Trustee to invest that portion of the Trust Fund subject to the Investment Manager's control in any common or collective trust fund or pooled investment fund maintained by the Investment Manager or any affiliate of the Investment Manager. The Investment Manager may also transfer, and temporarily hold for less than two days, assets under his control. The Company and Investment Manager shall hold the Trustee harmless with respect to any group trust investment directed by the Investment Manager.

     Section 4.  Fiduciary Responsibility.  The Company or the Pension Fund
     ------------------------------------
Committee of the Company (as the case may be) intends by this Article to delegate to Investment Managers all fiduciary responsibility with respect to the assets of the Trust Fund that are invested, managed and controlled by, and under the custody of the Investment Manager. Unless the Trustee by action or failure to act participates in or undertakes to conceal an act or omission of an Investment Manager, the Trustee shall incur no liability for any loss of any kind which may result (i) solely by reason of any action taken by it in accordance with any direction of such Investment Manager or (ii) by reason of any act or omission of an Investment Manager and, except where the Trustee has failed fully to perform and discharge all of its duties and obligations under this Agreement, the Company shall indemnify and hold harmless the Trustee for any legal liability judicially imposed by a court of competent jurisdiction on the Trustee solely as a result of complying with the instructions of an Investment Manager appointed by the Company or the Pension Fund Committee of the Company or solely as a result of any act or omission of the Investment Manager. The Trustee shall not be deemed to be a party to or to have any obligations under any agreement with any Investment Manager, except as otherwise provided for herein. On receipt of directions from an Investment Manager the Trustee shall promptly make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out such directions. The Trustee shall not be deemed to have participated in any act or omission of the Investment Manager solely by reason of acting or failing to act in accordance with the direction of the Investment Manager.

     Section 5.  Investment Authority.  An Investment Manager shall have the
     --------------------------------
investment powers and duties hereinbefore granted to or imposed upon the Trustee, except as otherwise limited by agreement or by investment objectives provided by the Company or the Pension Fund Committee of the Company.

                                  ARTICLE VI
                                  ----------

                              ACCOUNTS OF TRUSTEE
                              -------------------

     Section 1. Maintenance of Records.  The Trustee shall maintain accurate
     ---------------------------------
and detailed records and accounts of all loans, investments, receipts, disbursements and other transactions with respect to Company Stock and with respect to other assets of the Trust Fund hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by the Company or the Committee, except to the extent confidentiality is required by ERISA or other applicable law.

     Section 2. Individual Accounts.  The Trustee shall have no responsibility
     ------------------------------
for keeping records of individual Participant accounts in any stock or other assets and investments, except as and to the extent directed in writing by the Company or the Committee and as agreed to by the Trustee. The Company shall notify the Trustee of the identity from time to time of the person responsible for keeping records of individual Participant accounts in such stock or other assets or investments, and the Trustee is thereupon authorized and directed to make periodic reports to such person concerning purchases, sales, income and disbursements of the Trust. The Company or Committee may hire the Trustee or another person or persons to perform the duties specified in this section or the Company may perform such duties itself.

     Section 3. Annual Accounts.  Within forty-five days following the close of
     --------------------------
each Plan Year (or, if requested by the Committee, following the close of any quarter of a Plan Year) the Trustee shall file with the Company a written account setting forth a description of all securities and other property purchased and sold, all receipts, disbursements and other transactions effected by it during such period, and listing the securities and other property held by it at the end of such period, at their cost and fair market values.

     Section 4. Manner of Approval.  The Company may approve such accounting by
     -----------------------------
written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within one hundred and twenty days from the date upon which the accounting was delivered to the Company.

     Section 5. Release and Discharge of Trustee.  Upon receipt of a written
     -------------------------------------------
approval of the accounting, or upon the passage of said period of time within which objections may be filed without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such accounting as if such accounting had been settled and allowed by a decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company and all persons having or claiming to have any interest in the Trust Fund or under the Plan were parties. The Trustee, nevertheless, shall have the right to have its accounts settled by judicial proceeding if it so elects, in which event the Trustee and the Company shall be the only necessary parties. All judicial proceedings to settle the Trustee's accounts shall be in a court in the State of New York, and the Trustee shall not be liable to account in courts in any other state. Nothing contained in this Section shall relieve the Trustee from any responsibility or liability for any responsibility, obligation or duty under ERISA.

                                  ARTICLE VII
                                  -----------

                              AMENDMENTS TO TRUST
                              -------------------

     Section 1. Right of Company.  The Company shall have the right at any time
     ---------------------------
and from time to time by action of its Board of Directors to amend this Agreement, in whole or in part, on a prospective or retroactive basis. No amendment shall cause any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of employees and their beneficiaries. An amendment shall become effective upon the date therein so stated, but the rights, duties and responsibilities of the Trustee shall not be changed without its written consent.

                                 ARTICLE VIII
                                 ------------

                             TERMINATION OF TRUST
                             --------------------

     Section 1. Written Notice.  This Agreement may be terminated at any time by
     -------------------------
the Company upon written notice delivered to the Trustee. Upon such termination, the Trust Fund shall be paid out and distributed by the Trustee as provided in the Plan. Unless sooner terminated, the Agreement created hereunder shall terminate when there shall be no funds remaining in the hands of the Trustee hereunder. Upon termination of the Trust, the Trustee shall continue to have such of the powers provided in this Agreement as are necessary or desirable for the orderly liquidation and distribution of the Trust Fund.

     Section 2. Application of Trust Fund upon Termination of Program.  If the
     ----------------------------------------------------------------
Plan is terminated in whole or in part by the Company, the Trustee shall apply or distribute the Trust Fund (or portion thereof) in accordance with the terms of the Plan and written directions of the Committee. Upon any such termination, the Trustee shall have a right to have its accounts settled as provided in
Article VI of this Agreement. When the accounts of the Trustee shall have been so settled and the Trust Fund shall have been so applied or distributed, the Trustee thereupon shall be released and discharged from all further accountability or liability with respect to the Trust Fund (or that part of the Trust Fund so applied or distributed in the event of a partial termination) and shall not be responsible in any way or to any person for the further disposition of the Trust Fund (or that part of the Trust Fund so applied or distributed); provided, however, that nothing contained in this Section 2 shall relieve the Trustee from any responsibility or liability for any responsibility, duty or obligation under ERISA.

                                  ARTICLE IX
                                  ----------

                            SUCCESSION OF TRUSTEES
                            ----------------------

     Section 1. Removal by Company.  The Trustee and any successors in trust may
     -----------------------------
be removed by the Company at any time by reasonable notice in writing delivered to the Trustee then acting. Such removal shall be effective immediately upon delivery of such notice or at such later date as the parties may agree.

     Section 2. Resignation of Trustee.  The Trustee and any successors in trust
     ---------------------------------
may resign as Trustee hereunder by filing with the Company a written resignation, which resignation shall take effect sixty days after the date thereof, unless prior thereto a successor Trustee shall have been appointed. If no successor Trustee is appointed within sixty days after such resignation is received by the Company, the Trustee may apply to a court of competent jurisdiction for appointment of a successor Trustee.

     Section 3. Appointment of Successor Trustee.  Subject to the requirements
     -------------------------------------------
of Section 411 of ERISA, the Company may appoint a successor Trustee by delivery to the removed or resigning Trustee and to the successor Trustee of an instrument, executed by the Company, appointing such successor Trustee and by delivery to the removed or resigning Trustee of a written acceptance executed by the successor Trustee so appointed. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee with the same force and effect as if such successor Trustee originally had been named herein as Trustee.

     Section 4. Transfer of Assets to Successor Trustee.  Upon the appointment
     --------------------------------------------------
of a successor Trustee, the removed or resigning Trustee shall, without requiring any release or agreement from any party other than the Company, render a final accounting in writing to the Company and transfer and deliver the assets in the Trust Fund to such successor after reserving such reasonable amount as it shall deem necessary to provide for any fees, expenses or taxes then chargeable against the Trust Fund. The receipt of assets in the Trust Fund by the successor Trustee and the approval of the Company to the final accounting of the removed or resigning Trustee shall be a full and complete acquittal and discharge of such removed or resigning Trustee except as otherwise provided by ERISA; the successor Trustee shall have no liability whatsoever for the acts or omissions of any prior Trustee. If the Company shall fail to express objection to such accounting delivered to the removed or resigning Trustee within one hundred and twenty days from the date of receipt by the Company of such final accounting, such accounting shall be deemed to be approved by the Company.

     Section 5. Reorganization of Trustee.  In the event that any corporate
     ------------------------------------
Trustee hereunder shall at any time merge or consolidate with another entity or person, or shall sell or transfer substantially all of its assets and business to another entity or person, the entity or person resulting from such merger or consolidation or the entity into which it is converted or to which such sale or transfer shall be made shall thereupon become and be the Trustee under this Agreement with the same effect as though originally so named.

                                   ARTICLE X
                                   ---------

                     GENERAL ADMINISTRATIVE POWERS OF THE
                     ------------------------------------
                    COMPANY, THE TRUSTEE AND THE COMMITTEE
                    --------------------------------------

     Section 1. Reliance upon Committee.  The Trustee shall be fully protected
     ----------------------------------
in relying upon any instruction, direction or approval of the Committee or the Pension Fund Committee of the Company furnished to the Trustee if such instruction, direction or approval is (i) signed by a majority of the members of the Committee or the Pension Fund Committee of the Company, (ii) signed by one or more of its members as may be authorized by a majority of the members of the Committee or the Pension Fund Committee of the Company to execute such instructions, directions or approvals, or (iii) signed by the Committee's or the Pension Fund Committee of the Company's Secretary or an officer of the Company. The Trustee may rely upon a certification by any Company officer as to the identity of the members of the Committee or the Pension Fund Committee of the Company until advised to the contrary. The Company agrees to indemnify and hold the Trustee harmless against any liabilities it may incur in acting in accordance with any such written instructions delivered by the Committee or the Pension Fund Committee of the Company.

     Section 2. Reliance upon Company.  The Trustee shall be fully protected in
     --------------------------------
acting upon any instrument, certificate or paper signed on behalf of the Company, provided the Trustee reasonably believes that such instrument, certificate or paper is genuine and signed by the proper person. The Trustee shall be under no duty to make any investigation or inquiry as to any statement of fact contained in such writing, but may accept the same as conclusive evidence of the truth and accuracy thereof, including any statement that any amendment or modification of this Agreement under the provisions of Article VII complies with the requirements and restrictions set forth therein. The Company agrees to indemnify and hold the Trustee harmless against any liabilities it may incur in acting in accordance with any such written instructions delivered by the Company.

     Section 3. Reliance upon Counsel.  The Trustee may consult with counsel,
     --------------------------------
who may or may not be counsel for the Company, in respect of any of its duties or obligations hereunder and shall be fully protected in acting or refraining from acting in accordance with the written advice of such counsel.

     Section 4. No Implied Powers or Obligations.  Nothing shall be deemed to
     -------------------------------------------
impose any powers, duties, or responsibilities on the Trustee other than those expressly set forth in the Plan, this Agreement or under ERISA. Until advised in writing to the contrary, the Trustee may assume that this Trust Fund is qualified under Code Section 401(a) and is entitled to tax exemption under Code
Section 501(a).

     Section 5. Parties to Court Proceedings.  Except as otherwise required by
     ---------------------------------------
ERISA, only the Company, the Committee and the Trustee shall be necessary parties to any court proceeding involving the Trustee or the Trust Fund, and no employee, former employee or beneficiary shall be entitled to any notice or process. Any final judgment entered in any such proceeding shall be conclusive upon the Company, the Trustee, employees, former employees and beneficiaries of employees or former employees.

     Section 6. Notices.  All notices, orders, authorizations, directions or
     ------------------
other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or mailed to the following address, marked for attention as indicated, or to such other address or marked for such other attention as may from time to time be furnished in writing to the other party to this Agreement by any such addressee:

          If to the Company or Committee:

               Colgate-Palmolive Company
               300 Park Avenue
               New York, NY 10022

               Attention:  General Counsel

          If to the Trustee:

               LaSalle National Bank
               135 South LaSalle Street
               Chicago, Illinois 60690

               Attention: Mr. Norman Rosson,
                          Corporate Trust Division

          with a copy to:

               Keck, Mahin & Cate
               8300 Sears Tower
               Chicago, Illinois 60606

               Attention: Jared Kaplan


                                  ARTICLE XI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     Section 1. Third Parties.  No person dealing with the Trustee shall be
     ------------------------
obliged to see to the application of any money paid or property delivered to the Trustee; nor shall any such person be required to take cognizance of the provisions of this Agreement or the Plan, or to question the authority of the Trustee to do any act as respects the Trust Fund or the authority of the Trustee to receive any money becoming due and payable, nor be obliged to inquire as to whether the Trustee has secured the direction, consent or approval of the Company, the Committee or the Pension Fund Committee of the Company or of any employee or beneficiary to any proposed action. In general, each person dealing with the Trustee may act upon any advice, request or representation in writing by the Trustee or the Trustee's duly authorized agent and shall not be liable to any person in so doing.

     Section 2. Reorganization of Company.  In the event of the consolidation or
     ------------------------------------
merger of the Company with or into any other corporation, or the sale by the Company of substantially all of its property, the successor corporation formed and resulting from any such consolidation or merger or purchase of assets shall have the right to become a party to this Agreement by adopting the same by resolution and by executing a proper supplemental agreement with the Trustee.
If within ninety days from the effective date of such consolidation, merger or sale of assets such successor corporation does not become a party to this Agreement, as above provided, the Trust shall automatically be deemed terminated (in whole or in part, as the case may be) as of the end of such ninety day period.

     Section 3. Prohibition Against Assignment.  Except as may be required or
     -----------------------------------------
permitted under ERISA or the Code, no interest in any payments under the Trust Fund shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge shall be void. Neither shall the Trust Fund be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any payment or distribution from the Trust Fund.

     Section 4. Governing Law.  This Agreement shall be construed and enforced
     ------------------------
under ERISA and the laws of the State of New York, and all provisions hereof shall be administered in accordance with the provisions of Part 4, Subtitle B, Title I of ERISA, and according to the laws of New York, to the extent not preempted by Federal law.

     Section 5. Severability of Provisions.  In case any provisions of this
     -------------------------------------
Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Agreement, but shall be fully severable, and this Agreement shall be construed and enforced as if said illegal or invalid provisions had never been included herein.

     Section 6. Headings, Definitions and Incorporation of Program. The headings
     -------------------------------------------------------------
contained herein are for convenience only and shall be of no operative effect for purposes of this Agreement. The definitions in the Plan shall apply for purposes of this Agreement except as otherwise indicated. Notwithstanding anything in this Agreement to the contrary, the terms of the Plan are incorporated herein and shall be binding upon the Trustee.

     Section 7. Co-Trustees.  The Company may appoint one or more co-Trustees
     ----------------------
with the consent of the Trustee. During any period of time when the Trustee shall consist of two or more persons (whether individuals, corporations or otherwise), the following provisions shall apply:

     (a)  Joint Management.  Except as otherwise provided in the foregoing
          ----------------
provisions of this Agreement--

            (i) Each person shall use reasonable care to prevent a co-Trustee from committing a breach; and

            (ii) Such persons shall jointly manage and control the assets of the Trust Fund, except that this item (ii) shall not preclude any agreement (and the co-Trustees are hereby authorized to agree in a written document executed by all co-Trustees) to allocate specific responsibilities, obligations or duties among themselves, in which event a Co-Trustee to whom certain responsibilities, obligations or duties have not been allocated shall not be liable by reason of this item (ii), either individually or as a Trustee, for any loss resulting to the Trust Fund arising from acts or omissions on the part of another co-Trustee to whom such responsibilities, obligations or duties have been allocated.

     (b)  Fiduciary Status.  Nothing in (a) above shall limit any liability that
          ----------------
any fiduciary may have under Part 4, Subtitle B, Title I of ERISA.

     (c)  Majority Action.  The Trustee shall act by a majority of its fiduciary
          ---------------
committee at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting.

     (d)  Signatures.  Persons serving as co-Trustees may unanimously designate
          ----------
any one or more co-Trustees to execute any instrument or document on behalf of all, including but not limited to the signing or endorsement of any check and the signing of any application or insurance contract, and the action of such designated co-Trustee shall have the same force and effect as if taken by all the co-Trustees. In the event of such authorization, all the co-Trustees shall in writing notify the Committee, the Company and any insurer, and such parties shall be entitled to rely upon such notification until one or more co-Trustees shall give written notification to the contrary.

     Section 8. Exclusive Benefit Rule.  The assets of the Trust Fund shall
     ---------------------------------
never inure to the benefit of the Company and shall be held for the exclusive purpose of providing benefits under the Plan and defraying reasonable expenses of administering the Plan; and the Company shall not be entitled to receive or recover any part of its contributions to the Trust or the earnings thereof except as follows:

     (a)  Contributions Conditional upon Tax Deductibility.  All Company
          ------------------------------------------------
contributions to the Trust Fund are conditioned upon deductibility under Code
Section 404, unless otherwise expressly stated by the Company. Accordingly (unless so stated), if and to the extent that such a deduction is disallowed within the meaning of Section 403(c)(2) of ERISA, the contribution in question shall be repaid to the Company upon written demand (but subject to paragraph (c) below and only to the extent disallowed) within one year after such disallowance. It is further agreed that if any Company contribution for any taxable year shall exceed the amount deductible for the taxable year under the Code, but shall not be repaid pursuant to the foregoing sentence, the portion not so deductible shall in like amount reduce the contribution required in respect of the subsequent taxable year during which the disallowance or other determination of nondeductibility is made and (to the extent not thereby consumed) any subsequent taxable year or years.

     (b)  Detrimental Tax Effect or Contributions by Mistake. If and to the
          --------------------------------------------------
extent that a contribution to the Trust Fund is made as a result of facts and circumstances constituting a good faith mistake of fact, or will result in a detrimental tax effect, the same shall be repaid to the Company upon demand of the Committee (but subject to paragraph (c) below and only to the extent of such mistake) within one year after the contribution was made.

     (c)  Repayments. All repayments of Company contributions under paragraphs
          ----------
(a) and (b) above shall be subject to the conditions that:

             (i) such repayment shall not include any earnings attributable to that portion of the contribution that qualifies for repayment under paragraph (a) or (b) above (which earnings shall be applied to Acquisition Loan payments or allocated to Participants' Accounts as provided in the
     Plan), unless the repayment is being made to avoid a detrimental tax effect under Code Section 401(k), 401(m), or 402(g);

             (ii) there shall be deducted from the amount of such repayment any losses attributable to that portion of the contribution which qualifies for repayment under paragraph (a) or (b) above; and

             (iii) if in any event such repayment would result in any Participant's Account being reduced to a balance which is less than the balance which would have been in his Account had the amount contributed (as a result of mistake of fact or in excess of the deductible amount) not been contributed, then the amount to be repaid shall be reduced until no Participant's Account shall be reduced by reason of such repayment.

                                   EXECUTION
                                   ---------



     IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed as of the day and year first above written.



                                    COLGATE-PALMOLIVE COMPANY



                                    By   /s/ Reuben Mark
                                       ------------------------------------


                                    LASALLE NATIONAL BANK, solely in its
                                    capacity as Trustee, and not in its
                                    individual or corporate capacity.


                                    By       /s/ Leticia Peralta
                                        -----------------------------------
                                    Its      Vice President
                                        -----------------------------------